SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):   March 14, 2003

MOTIENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

0-23044

93-0976127

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

10802 Parkridge Boulevard Reston, Virginia 20191-5416 (703) 758-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements.  These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend.”  These forward-looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties.  We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) include, among others, those under the caption “Summary of Risk Factors” below and under the caption “Risk Factors” in our registration statement on Form S-1, as amended by our Form S-1/A (Reg. No. 333-87844).  All of our subsequent written and oral forward-looking statements (or statements that may be attributed to us) are expressly qualified by the Cautionary Statements.  You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission (the “SEC”) from time to time, including those contained in our annual report on Form 10-K for the fiscal year ended December 31, 2001, and our quarterly reports on Form 10-Q to be filed after this Form 8-K report, as well as our other reports and filings with the SEC.

Our forward-looking statements are based on information available to us today, and we will not update these statements.  Our actual results may differ significantly from the results discussed.

Item 5.  Other Matters

Update on Status of Prior Period Financial Statements

As we have previously disclosed, in January 2002, we and three of our wholly-owned subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Federal Bankruptcy Code.  Our plan of reorganization was confirmed on April 26, 2002 and became effective on May 1, 2002.  In accordance with SOP 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, effective May 1, 2002, we adopted “fresh start” accounting, which requires that our reorganization value be allocated to our assets in accordance with SFAS No. 141, Business Combinations.  We are also required to include in our filings with the SEC financial information for periods prior to the adoption of “fresh start” accounting.

On May 31, 2002, we dismissed our former independent auditors Arthur Andersen LLP (“Andersen”), and on July 10, 2002, we engaged PricewaterhouseCoopers LLP (“PwC”) as our independent auditors.

Our financial information for the period January 1, 2002 to April 30, 2002, prior to the adoption of “fresh start” accounting, includes the effects of several complex transactions from prior years, including the formation of and transactions with a joint venture, Mobile Satellite Ventures LP (“MSV”) in 2000 and 2001 and the sale of certain of our transportation assets to Aether Systems, Inc. (“Aether”) in 2000. These transactions were described in more detail in Motient’s Form 10-Ks for the periods ended December 31, 2000 and December 31, 2001, Footnote Number 13 – “Business Acquisitions and Dispositions.”

As previously reported in our Current Reports on Form 8-K filed on August 19, 2002 and November 14, 2002, we (with the assistance of PwC) have reviewed the accounting for the above transactions.

In November 2002 we initiated a process to seek the concurrence of the staff of the Securities and Exchange Commission (“SEC”) with respect to our conclusions on the appropriate accounting for these transactions.  PwC participated in this process..

We recently completed our discussions with the SEC staff.  In summary, the staff of the SEC did not object to certain aspects of our prior accounting with respect to the MSV and Aether matters in 2000 and 2001, but did object to other aspects of our prior accounting for these transactions.  The required adjustments to reflect the appropriate accounting treatment will cause material changes to our financial statements in our previously reported results for the years ended December 31, 2000 and 2001 and the three months ended March 31, 2002.  As a result, investors should not rely on the financial statements or related financial information previously reported by us for such periods.  We plan to file amended Forms 10-K and 10-Qs for the years ended December 31, 2000 and 2001, and the quarter ended March 31, 2002, as soon as practicable.

We are currently completing the preparation of our financial statements for the period from May 1, 2002 to December 31, 2002. As soon as practicable after the completion of the Form 10-K, we plan on filing our reports on Form 10-Q for the quarters ended June 30, 2002, and September 30, 2002, which will include restated numbers for the prior comparable periods. Given the level of effort involved to restate prior numbers, however, it is likely that we will not file our annual report on Form 10-K for the year ended December 31, 2002 by the due date for such report, March 31, 2003.

Summary of Estimated Adjustments to Prior Period Financial Statements

The following is a brief description of the material differences between our original accounting treatment with respect to the MSV and Aether transactions and the revised accounting treatment that we have concluded is appropriate:

Allocation of initial proceeds from MSV formation transactions in June 2000.   In the June 2000 transaction with MSV, Motient received $44 million from MSV.  This amount represented payments due under a research and development agreement, a deposit on the purchase of certain of our assets at a future date, and payment for a right for certain of the investors in MSV to convert their ownership in MSV into shares of common stock of Motient.  Since the combined fair value of the three components exceeded $44 million, based on valuations of each component, Motient  initially allocated the $44 million of proceeds first to the fair value of the research and development agreement and then the remaining value to the asset deposit and investor conversion option based on their relative fair values.  Upon review, we have determined to allocate the $44 million of proceeds first to the investor conversion option based on its fair value, with the remainder to the research and development agreement and asset deposit based on their relative fair values.  The effect of this reallocation is to increase shareholders’ equity at the time of the initial recording, as well as to reduce subsequent service revenue as a result of the lower recorded value allocated to the research and development agreement.

Recording of suspended losses associated with MSV in fourth quarter of 2001.   In November 2001, when the asset sale described above was consummated, Motient and MSV amended the agreement, with Motient agreeing to take a $15 million note as part of the consideration for the sale of the assets to MSV.  Additionally, at the time of this transaction, Motient purchased a $2.5 million convertible note from MSV.  As Motient had no prior basis in its investment in MSV, Motient had not recorded any prior equity method losses associated with its investment in MSV.  When Motient agreed to take the $15 million note as partial consideration for the assets sold to MSV, Motient recorded its share of the MSV losses that had not been previously recognized by Motient, having the affect of completely writing off the notes receivable in 2001.

Upon review , we have determined that Motient should not have recorded any suspended losses of MSV, since those losses would have been absorbed by certain of the senior equity holders in MSV.  As a result, we have concluded that Motient should not have written off any prior MSV losses against the value of the notes in 2001.

Recording of increase in Motient’s investment in MSV in November 2001.   Also in the November 2001 transaction, MSV acquired assets from another company, TMI Communications & Company (“TMI”), in exchange for cash, a note and equity in MSV.  Motient initially considered whether or not a step-up in the value of its investment in MSV was appropriate for the value allocated to TMI for its equity interest, and determined that a step-up was not appropriate.  Upon review, we determined that Motient should have recognized a step-up in value of the MSV investment under Staff Accounting Bulleting No. 51, Accounting for Sales of Stock of a Subsidiary, and an offsetting gain recorded directly to shareholders’ equity.

Recognition of gain on sale of assets to MSV in November 2001.   Upon the completion of the November 2001 transactions, Motient determined that 80% of its gain from the sale of the assets should be deferred, since that was Motient’s equity ownership percentage in MSV at the time the assets were sold to MSV.  Upon review, we have determined that it was appropriate to apply Motient’s ownership percentage at the completion of all of the related transactions that occurred on the same day as the asset sale transaction, since they were dependent upon one another and effectively closed simultaneously.  Accordingly, Motient should have deferred approximately 48% of the gain (Motient’s equity ownership percentage in MSV following the completion of such transactions) as opposed to 80%.

Allocation of proceeds from the sale of the transportation business to Aether in November 2000.   Motient received approximately $45 million for the sale of our retail transportation business assets to Aether.  This consisted of $30 million for the assets, of which $10 million was held in an escrow account which was subsequently released in the fourth quarter of 2001 upon the satisfaction of certain conditions, and $15 million for a perpetual license to use and modify any intellectual property owned by or licensed by Motient in connection with the retail transportation business.  In the fourth quarter of 2000, Motient recognized a gain of $5.7 million, which represented the difference between the net book value of the assets sold and the $20 million cash portion of the purchase price for the assets received at closing.  Motient recognized an additional $8.3 million gain in the fourth quarter of 2001 when the additional $10 million of proceeds were released from escrow.  The $1.7 million difference between the proceeds received and the gain recognized is a result of pricing modifications that were made at the time of the release of the escrow plus certain compensation paid to former employees of the transportation business as a result of the certain performance criteria having been met.

Motient deferred the $15 million perpetual license payment, which was then amortized into revenue over a 5-year period, which was the estimated life of the customer contracts sold to Aether at the time of the transaction.  Upon review, we have determined that the $15 million in deferred revenue should be recognized over a four year period, which represents the life of a network airtime agreement that Motient entered into with Aether at the time of the closing of the asset sale.

Recognition of costs associated with certain options granted to Motient employees who were subsequently transferred to Aether upon consummation of the sale of our transportation business to Aether in September 2000.   Motient valued the vested options based on their fair value at the date of the consummation of the asset sale and recorded that value against the gain on the sale of the assets to Aether.  Upon review, we have determined to value these vested options as a repricing under the intrinsic value method, with any charge recorded as an operating expense.  In addition, for each subsequent quarter for which the unvested options continued to vest, Motient had valued these options on a fair value basis and recorded any adjustment in value as an operating expense.  Upon review, we have determined that any adjustments in value should have been reflected as an increase or reduction of the gain on the sale of the assets to Aether.

Summary of Impact of the Estimated Adjustments

The revised accounting treatment described above will require that certain adjustments be made to the income statements and balance sheets for the years ended December 31, 2000 and 2001 and the quarter ended March 31, 2002.  The effect of these adjustments is illustrated in the table below.  The adjustments reflected in the table below are not audited and have not been reviewed by any auditor, and, accordingly, they are subject to change as a result of any re-audit process and/or review.  Certain of the adjustments are based on assumptions that we have made about the fair value of certain assets, which are subject to verification as part of any re-audit process.

	Quarter Ended June 30, 2000		Quarter Ended September 30, 2000		Quarter Ended December 31, 2000
(in thousands)	As reported	As restated(1)	As reported	As restated(1)	As reported	As restated(1)

Net Revenue	$25,689	$25,689	$26,657	$25,521	$25,335	$24,282
Net Operating Loss	(36,513)	(36,513)	(54,111)	(55,247)	(51,452)	(52,506)
Net Loss	(39,667)	(39,667)	(46,983)	(48,119)	(47,980)	(48,165)
Basic and Fully Diluted EPS(2)	$(0.80)	$(0.80)	$(0.95)	$(0.97)	$(0.97)	$(0.97)
Total Assets	1,391,860	1,391,860	1,577,864	1,577,864	1,571,714	1,571,714
Total Liabilities	852,383	840,425	879,221	868,399	910,517	900,749
Shareholders’ Equity	29,492	41,449	47,927	58,748	12,884	22,652
Total Liabilities & Shareholders’ Equity	1,391,860	1,391,860	1,577,864	1,577,864	1,571,714	1,571,714

	Year Ended December 31, 2000
(in thousands)	As reported	As restated
		(un-audited)

Net Revenue	$99,851	$97,662
Net Operating Loss	(180,412)	(182,602)
Net Loss	(138,624)	(139,945)
Basic and Fully Diluted EPS(2)	$(2.80)	$(2.83)
Total Assets	1,571,714	1,571,714
Total Liabilities	910,517	900,749
Shareholders’ Equity	12,884	22,652
Total Liabilities & Shareholders’ Equity	1,571,714	1,571,714

(1)            Not reviewed in accordance with SAS 71 by an independent accounting firm.

(2)            Basic and fully diluted loss per common share excludes XM Radio preferred stock dividend and XM Radio beneficial conversion charge.

	Quarter Ended March 31, 2001		Quarter Ended June 30, 2001		Quarter Ended September 30, 2001
(in thousands)	As reported	As restated(1)	As reported	As restated(1)	As reported	As restated(1)

Net Revenue	$23,407	$22,479	$23,657	$22,729	$24,447	$23,519
Net Operating Loss	(25,217)	(26,654)	(25,224)	(26,127)	(25,933)	(26,795)
Net Loss	(54,006)	(55,942)	(65,324)	(66,253)	(48,707)	(49,636)
Basic and Fully Diluted EPS	$(1.09)	$(1.13)	$(1.32)	$(1.33)	$(0.97)	$(0.99)
Total Assets	536,608	536,608	485,682	485,682	448,542	448,542
Total Liabilities	588,579	579,740	599,931	592,020	610,106	603,124
Shareholders’ Deficit	(51,971)	(43,132)	(114,249)	(106,338)	(161,564)	(154,582)
Total Liabilities & Shareholders’ Deficit	536,608	536,608	485,682	485,682	448,542	448,542

	Quarter Ended December 31, 2001		Year Ended December 31, 2001		Quarter Ended March 31, 2002
(in thousands)	As reported	As restated(1)	As reported	As restated	As reported	As restated(1)
				(unaudited)

Net Revenue	$21,782	$21,284	$93,293	$90,011	$16,495	$16,683
Net Operating Loss	(18,622)	(19,138)	(94,996)	(98,714)	(15,970)	(15,763)
Net Loss	(124,052)	(99,156)	(292,089)	(270,987)	(32,885)	(35,781)
Basic and Fully Diluted EPS	$(2.25)	$(1.80)	$(5.71)	$(5.30)	$(0.56)	$(0.61)
Total Assets	209,617	239,743	209,617	239,743	177,628	205,373
Total Liabilities	485,086	470,451	485,086	470,451	485,681	471,559
Shareholders’ Deficit	(275,469)	(230,708)	(275,469)	(230,708)	(308,053)	(266,186)
Total Liabilities & Shareholders’ Deficit	209,617	239,743	209,617	239,743	177,628	205,373

(1)  Not reviewed in accordance with SAS 71 by an independent accounting firm.

Update Regarding Liquidity and Risk Factors

Liquidity and Capital Resources

As of February 28, 2003, we had approximately $2.6 million of cash on hand and short-term investments.

Based on our current projections for continued modest revenue growth, which we experienced during 2002, and assuming availability of the funding under our $12.5 million term credit agreement (the “Credit Agreement”), we estimate that we are funded in an amount that exceeds our expected cash needs until we are generating enough cash to fund our operations, which we expect to achieve sometime in early 2004 at the earliest.

While our projections contemplate moderate, continued growth in subscriber activations and service revenues, there is no assurance that we will be able to meet our projections, and our future financial performance could also be negatively affected by unforeseen factors and unplanned expenses.  Also, our ability to borrow funds under the Credit Facility is subject to satisfaction of certain conditions contained in the Credit Agreement, including our continued compliance with the monthly revenue, EBITDA and free cash flow covenants in the Credit Agreement.

We continue to pursue additional funding alternatives.  Other alternatives for raising additional funds include the issuance of debt or equity securities, other borrowings under secured or unsecured loan arrangements, and sales of assets.  There can be no assurance that additional funds will be available to us on acceptable terms or in a timely manner.

Our projected cash requirements are based on certain assumptions about our business model and projected growth rate, including, specifically, assumed rates of growth in subscriber activations and assumed rates of growth of service revenue.  While we believe these assumptions are reasonable based on recent results, these growth rates continue to be difficult to predict and there is no assurance that the actual results that are experienced will meet the assumptions included in our business model and projections.  If our future results of operations are significantly less favorable than currently anticipated, our cash requirements will be more than projected, and we may require additional financing in amounts that will be material.  The type, timing and terms of financing that we select will be dependent upon our cash needs, the availability of financing sources and the prevailing conditions in the financial markets.  We cannot guarantee that additional financing sources will be available at any given time or available on favorable terms.

Summary of Risk Factors

In addition to the challenge of growing revenue as described above, our future operating results could be adversely affected by a number of uncertainties and factors, including:

•                  our ability, and our resellers’ ability, some of whom are in bankruptcy, to attract and retain customers;

•                  our ability to further reduce operating expenses and thereby reduce our cash burn rate;

•                  our ability to secure additional financing necessary to fund anticipated capital expenditures, operating losses and any remaining debt service requirements;

•                  our ability to convert customers who have purchased devices from us into active users of our airtime service and thereby generate revenue growth;

•                  the timely roll-out of certain key customer initiatives and the launch of new products or the entry into new market segments, which may require us to continue to incur significant operating losses;

•                  our ability to fully recover the value of our inventory in a timely manner;

•                  our ability to procure new inventory in a timely manner in the quantities, quality, price and at the times required;

•                  our ability to gain market acceptance of products and services, including eLink and BlackBerryTM by Motient, and our ability to make a profit thereon;

•                  our ability to respond and react to changes in our business and the industry because we have limited liquidity;

•                  our ability to modify our organization, strategy, and product mix to maximize the market opportunities as the market changes;

•                  our ability to manage growth effectively;

•                  competition from existing companies that provide services using existing communications technologies and the possibility of competition from companies using new technology in the future;

•                  our ability to maintain, on commercially reasonable terms, or at all, certain technologies licensed from third parties, including, but not limited to, our rights to sell and distribute handheld devices manufactured by Research In Motion Limited (“RIM”) and the wireless email service known as BlackBerry(TM) by Motient, which rights may be challenged or jeopardized as a result of a recent jury verdict finding that RIM’s technology for such products and services infringed certain intellectual property owned by NTP, Inc.;

•                  our dependence on technology we license from Motorola, which may become available to our competitors;

•                  the loss of one or more of our key customers;

•                  our ability to retain key personnel, especially in light of our recent headcount reductions;

•                  our ability to keep up with new technological developments and incorporate them into our existing products and services and our ability to maintain our proprietary information and intellectual property rights;

•                  our dependence on third party distribution relationships to provide access to potential customers;

•                  our ability to expand our networks on a timely basis and at a commercially reasonable cost, or at all, as additional future demand increases;

•                  the risk that Motient could incur substantial costs if certain proposals regarding spectrum reallocation, that are now pending with the FCC, are adopted, and

•                  regulation by the FCC.

For a more complete description of the above factors, please see the section entitled “Risk Factors” in Motient’s registration statement on Form S-1, as amended by our Form S-1/A, (Reg. No. 333-87844).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION

	By:	/s/ Walter V. Purnell, Jr.
President and Chief Executive Officer

Date: March 14, 2003